Exhibit 3.1
FORM OF
CERTIFICATE OF THE POWERS, DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE
12% CUMULATIVE PARTICIPATING PERPETUAL CONVERTIBLE PREFERRED STOCK
($0.01 PAR VALUE)
(LIQUIDATION PREFERENCE $100 PER SHARE)
OF
GRUBB & ELLIS COMPANY
PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE
     THE UNDERSIGNED, being the Secretary of Grubb & Ellis Company, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the following resolutions were duly adopted by the Board of Directors of the Company, and pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the Board of Directors of the Company adopted resolutions fixing the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These composite resolutions are as follows:
     FIRST, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.01 per share, which shall consist of up to 900,000 of the 10,000,000 shares of preferred stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock of this series) as follows:
     1. Number of Shares and Designation. 900,000 shares of the preferred stock, par value $0.01 per share, of the Company are hereby constituted as a series of the preferred stock designated as 12% Cumulative Participating Perpetual Convertible Preferred Stock which, if necessary, shall also include any Replacement Preferred Stock (the “Preferred Stock”).
     2. Definitions. For purposes of the Preferred Stock, in addition to those terms otherwise defined herein, the following terms shall have the meanings indicated:
     “Affiliate” of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Board of Directors” shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

     “Business Combination” shall have the meaning specified in Section 8(f).
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close or be closed.
     “Capital Stock” has the meaning specified in Section 8(k).
     “Certificate of Designations” means this Certificate of the Powers, Designations, Preferences and Rights of the Preferred Stock.
     “Change in Control” has the meaning specified in Section 8(k).
     “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange (or such other principal national securities exchange on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose).
     “Commission” shall mean the Securities and Exchange Commission.
     “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company at the date hereof. Subject to the provisions of Section 8(f), shares issuable on conversion of the Preferred Stock shall include only shares of such class or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” shall mean Grubb & Ellis Company, a Delaware corporation, and shall include its successors and assigns.
     “Conversion Notice” has the meaning specified in Section 8(c).
     “Conversion Price” shall mean $100 divided by the Conversion Rate then in effect.
     “Conversion Rate” shall have the meaning specified in Section 8(a) and shall be adjusted, without limitation, as a result of any adjustment to the Conversion Rate pursuant to Section 8 hereof.
     “Convertible Securities” shall have the meaning specified in Section 8(e)(v).
     “Delayed Dividends” has the meaning specified in Section 3(f).
     “Deposit Bank” has the meaning specified in Section 6(b).
     “Depositary” means, with respect to the Preferred Stock issuable or issued in the form of a Global Certificate, the person specified in Section 15 as the Depositary with respect to the Preferred Stock, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Certificate, and thereafter “Depositary” shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

     “Dilutive Issuances” shall have the meaning specified in Section 8(e)(v).
     “Dividend Payment Date” shall have the meaning specified in Section 3(a).
     “Dividend Payment Record Date” shall have the meaning specified in Section 3(a).
     “Dividend Periods” shall mean quarterly dividend periods commencing on the last day of March, June, September and December of each year and ending on and including the day preceding the last day of the next succeeding Dividend Period.
     “effective date” shall have the meaning specified in Section 8(m).
     “Event” shall have the meaning specified in Section 12(f).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fundamental Change” shall have the meaning specified in Section 8(k).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 8(k).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 8(k).
     “Fundamental Change Repurchase Right” shall have the meaning specified in Section 8(k).
     “Global Certificate” shall have the meaning specified in Section 15.
     “holder,” “holder of shares of Preferred Stock,” or “holder of the Preferred Stock,” as applied to any share of Preferred Stock, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular share of Preferred Stock is registered on the Company’s stock records, which shall include the books of the Transfer Agent in respect of the Company and any stock transfer books of the Company.
     “initial liquidation preference per share” shall have the meaning specified in Section 5(a).
     “Issue Date” shall mean the first date on which shares of the Preferred Stock are issued.
     “Liquidation” has the meaning specified in Section 5(a).
     “Officers’ Certificate”, when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Transfer Agent.
     “Parity Preferred” shall have the meaning specified in Section 10(c).
     “person” shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, a limited liability company, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Preferred Director Voting Rights” shall have the meaning specified in Section 12(b).
     “Preferred Directors” shall have the meaning specified in Section 12(b).

     “Preferred Dividend Default” shall have the meaning specified in Section 12(b).
     “Preferred Stock” has the meaning specified in Section 1.
     “redemption price” shall have the meaning specified in Section 6(a).
     “Replacement Preferred Stock” shall have the meaning specified in Section 4(a), and any certificates representing Replacement Preferred Stock will be legended as such.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “spin-off” shall have the meaning specified in Section 8(e)(iii).
     “stock price” shall have the meaning specified in Section 8(m).
     “stockholder approval failure date” shall have the meaning specified in Section 9(b).
     “stockholder approval failure repurchase right” shall have the meaning specified in Section 9(b).
     “subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “termination of trading” has the meaning specified in Section 8(k).
     “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Company’s Common Stock is not listed on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.
     “Transfer Agent” means Computershare Investor Services, L.L.C. or such other agent or agents of the Company as may be designated by the Board of Directors of the Company as the transfer agent for the Preferred Stock.
     “Voting Stock” has the meaning specified in Section 8(k).
     3. Dividends.
     (a) Holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, cash dividends at the annual rate of $12.00 per share of Preferred Stock, payable in equal quarterly installments on March 31, June 30, September 30 and December 31 (each, a “Dividend Payment Date”), commencing December 31, 2009 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If December 31, 2009 or any other Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are authorized or declared, and will be payable to holders of record as they appear on the stock books of the Company at the close of business on such record dates (each such date, a “Dividend Payment Record Date”), which shall be not more than 30 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors.

     (b) Dividends on the Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date subject to the terms of Section 3(c) hereof, and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. Upon conversion of shares of Preferred Stock (in accordance with the provisions with Section 8 hereof), accrued and unpaid dividends on such shares shall be paid in cash or, at the Company’s election, exchanged for a number of shares of Common Stock equal to the dollar value of such accrued and unpaid dividends divided by the Conversion Price then in effect at the time of such conversion. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.
     (c) The amount of dividends payable per share for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest one one-hundredth (1/100) of one cent). The amount of dividends payable for the initial Dividend Period on the Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends (at 110% of such dividends) on the date fixed for redemption (unless such holders convert such shares in accordance with Section 8 hereof). Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.
     (d) So long as any shares of Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Company ranking, as to dividends, on a parity with the Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock for all Dividend Periods terminating on or prior to the applicable Dividend Payment Date. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of Preferred Stock and any other class or series of stock ranking on a parity as to dividends with Preferred Stock, all dividends declared upon shares of Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock and on such other stock bear to each other.
     (e) So long as any shares of the Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock.
     (f) So long as any shares of the Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary (except (A) by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up; (B) repurchases of unvested shares of the Company’s capital stock at cost upon termination of employment or consultancy of the holder thereof, provided such repurchases are approved by the Board of Directors of the Company in good faith or (C) with respect to any withholding in connection with the payment of exercise prices or withholding taxes relating to employee equity awards) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of Preferred Stock and any other stock of the Company ranking on a parity with the Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock and for the current dividend period with respect to any other stock of the Company ranking on a parity with the Preferred Stock as to dividends. In addition, in the event of any cash distribution to holders of Common Stock, holders of Preferred Stock shall be entitled to participate in such distribution as if such holders of Preferred Stock had converted their shares of Preferred Stock into Common Stock, calculated on the record date for determination of holders entitled to receive such distribution.
     (g) Dividends in arrears on the Preferred Stock in respect of a dividend period not declared for payment (“Delayed Dividends”) may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors, which shall (a) not precede the date the Board of Directors declares the dividend payable and (b) not be more than 30 days prior to the date the dividend is paid.
     4. Dividend Rate Adjustments.
     (a) Dividend Rate Adjustments—Failure to Amend the Certificate of Incorporation. If certain amendments to the Certificate of Incorporation as described in Section 9 have not been approved by the stockholders of the Company and do not become effective by the 120-day anniversary of the Issue Date, then the annual dividend rate will increase by two percent (2%) of the initial liquidation preference per annum per share of Preferred Stock until such time as the amendments to the Certificate of Incorporation are approved and become effective; provided, however, holders of Preferred Stock who do not approve such amendments to the Certificate of Incorporation described in Section 9 shall automatically be deemed to have their shares of Preferred Stock exchanged for a like number of shares of a replacement preferred stock of the Company that shall be identical in all respects to the Preferred Stock issued by the Company on the Issue Date, other than such replacement preferred stock shall not be entitled (i) to such dividend rate increase, and (ii) to exercise the stockholder approval failure repurchase right (the “Replacement Preferred Stock”).
     (b) Dividend Rate Adjustments—Failure to Pay Dividends. If the Company fails to pay the quarterly dividend on the Preferred Stock in full for two (2) consecutive quarters, the dividend rate will automatically increase by 0.50% of the initial liquidation preference per share of the Preferred Stock per quarter (up to a maximum aggregate increase of two percent (2%) of the initial liquidation preference per annum per share of the Preferred Stock) until cumulative dividends have been paid in full.
     5. Liquidation Preference.
     (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section 5, a “Liquidation”), prior to any payment or distribution of assets shall be made to the holders of Common Stock or the holders of any other securities of the Company ranking junior to the Preferred Stock upon Liquidation, but after payment of or provision for the Company’s debts, and other liabilities or other securities of the Company ranking senior to the Preferred Stock upon Liquidation, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, and on a pro-rata basis with other preferred stock of equal ranking, a cash amount equal to liquidation preference equal to the greater of (i) 110% of the sum of (A) the initial liquidation preference per share plus (B) accrued and unpaid dividends thereon, if any, from the Issue Date through the date of such distribution of the assets, and (ii) an amount equal to the distribution amount such holder of Preferred Stock would have received had all shares of Preferred Stock been converted into Common Stock. The holders of any class or series of preferred stock ranking on a parity with the Preferred Stock as to Liquidation shall be entitled to receive the full respective liquidation preferences (including any premium) to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution. The term “initial liquidation preference per share” shall mean, with respect to each share of Preferred Stock, $100, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Preferred Stock.

     (b) If upon any Liquidation of the Company, the assets available for distribution to the holders of Preferred Stock and any other securities of the Company ranking on a parity with the Preferred Stock upon Liquidation which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and all other such parity securities the full amounts of the liquidating distribution to which they shall be entitled (including all dividends accrued and unpaid), then the holders of each series of such securities will share ratably in any such distribution of assets in proportion to their full respective liquidating distributions to which such holders would otherwise be respectively entitled. After payment of any such liquidating preference and accrued dividends, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.
     (c) For purposes of this Section 5, a Liquidation shall not include (i) any consolidation or merger of the Company with or into any other person, corporation, trust or other entity or (ii) a voluntary sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved by all requisite corporate action.
     (d) The holder of any shares of Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 5 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Company and sufficient to transfer such shares of Preferred Stock to the Company free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.
     (e) Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company.
     6. Redemption at the Option of the Company.
     (a) Preferred Stock may not be redeemed at the option of the Company prior to November 15, 2014. On or after November 15, 2014, upon the affirmative vote of the disinterested members of the Board of Directors, the Company may, at its option, redeem the shares of Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at a price (the “redemption price”) equal to 110% of the sum of (i) the initial liquidation preference per share, plus (ii) all accrued and unpaid dividends, if any, to and including the redemption date, whether or not earned or declared, if the following conditions are satisfied as of the date of the redemption notice and on the redemption date:
(i)	the stockholders have approved the amendments to the Certificate of Incorporation described in Section 9 below, and such amendments have been filed and become effective;

(ii)	the number of authorized, but unissued and otherwise unreserved, shares of Common Stock are sufficient to allow for conversion of all of the Preferred Stock outstanding as of such date;

(iii)	the shares of Common Stock issuable upon conversion of the Preferred Stock outstanding as of such date are freely tradable for non-affiliates of the Company;

(iv)	the Common Stock is listed on a national stock exchange;

(v)	the issuance of Common Stock issuable upon conversion of all of the Preferred Stock outstanding as of such date would be not be in violation of the rules and regulations of the New York Stock Exchange; and

(vi)	no pending or proposed fundamental change described under Section 8 has been publicly announced prior to such date that has not been consummated or terminated.
     If the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 3. If the applicable redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, (a) the Company shall pay 110% of the full amount of accumulated and unpaid dividends payable on such Dividend Payment Date only to the holder of record at the close of business on the corresponding Dividend Record Date and (b) the redemption price payable on the redemption date shall include only 110% of the initial liquidation preference per share of the Preferred Stock, but shall not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.
     No sinking fund, mandatory redemption or other similar provision shall apply to the Preferred Stock.
     (b) In case the Company shall desire to exercise the right to redeem the shares of Preferred Stock, in whole or in part, pursuant to Section 6(a), it shall fix a date for redemption, and it, or at its request (which must be received by the Transfer Agent at least ten (10) Business Days prior to the date the Transfer Agent is requested to give notice as described below unless a shorter period is agreed to by the Transfer Agent) the Transfer Agent in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least fifteen (15) and not more than forty-five (45) days prior to the date fixed for redemption to the holders of the shares of Preferred Stock so to be redeemed at their last addresses as the same appear on the Company’s stock records (provided that if the Company shall give such notice, it shall also give such notice, and notice of the shares of Preferred Stock to be redeemed, to the Transfer Agent). Such mailing shall be by first class mail, postage pre-paid. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Preferred Stock.
     In addition to any information required by law, each such notice of redemption shall specify the following:
•	the number of shares of Preferred Stock to be redeemed,

•	the date fixed for redemption,

•	the redemption price at which such shares of Preferred Stock are to be redeemed,

•	the place or places of payment, and that payment will be made upon presentation and surrender of the certificate or certificates representing such shares of Preferred Stock,

•	that 110% of unpaid dividends accrued to, and including the date fixed for redemption will be paid as specified in said notice,

•	that on and after said date dividends thereon or on the portion thereof to be redeemed will cease to accrue, and

•	the then current Conversion Rate and approximate Conversion Price and the date on which the right to convert such shares of Preferred Stock into Common Stock will expire.
     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 6(b), the Company will deposit with a bank or trust company having an office or agency in the Borough of Manhattan, The City of New York and having a combined capital and surplus of at least $[                    ] (the “Deposit Bank”) an amount of money sufficient to redeem on the redemption date all the shares of Preferred Stock so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price; provided that if such payment is made on the redemption date it must be received by the Deposit

Bank by 10:00 a.m. New York City time, on such redemption date. If any shares of Preferred Stock called for redemption are converted pursuant hereto, any money deposited with the Deposit Bank or so segregated and held in trust for the redemption of such shares of Preferred Stock shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. The Company shall be entitled to make any deposit of funds contemplated by this Section 6 under arrangements designed to permit such funds to generate interest or other income for the Company, and the Company shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 6, provided that the Company shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 6 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Company upon its request, (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them, (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable escheat laws, and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.
     If fewer than all the outstanding shares of Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Company in its sole discretion.
     (c) If notice of redemption has been given as above provided, on and after the date fixed for redemption (unless the Company shall default in the payment of the redemption price, dividends on such shares of Preferred Stock so called for redemption shall cease to accrue and such shares of Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Preferred Stock except the right to receive the redemption price thereof, without interest thereon. On presentation and surrender of the certificate or certificates representing such shares of Preferred Stock at a place of payment specified in said notice, such shares of Preferred Stock to be redeemed shall be redeemed by the Company at the applicable redemption price.
     If fewer than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (d) In connection with any redemption of Preferred Stock, the Company may arrange for the purchase and conversion of any Preferred Stock by an agreement with one or more investment bankers or other purchasers to purchase such Preferred Stock by paying to the Deposit Bank in trust for the holders of Preferred Stock, on or before the date fixed for redemption, an amount not less than the applicable redemption price of such Preferred Stock. Notwithstanding anything to the contrary contained in this Section 6, the obligation of the Company to pay the redemption price of such Preferred Stock, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Deposit Bank prior to the date fixed for redemption, any certificate representing the Preferred Stock so converted not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Section 8) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Preferred Stock shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Deposit Bank shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Preferred Stock.
     7. Shares to Be Retired. Any share of Preferred Stock converted, redeemed or otherwise acquired by the Company shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more series.

     8. Conversion.
     (a) Upon the effectiveness of the amendment to the Certificate of Incorporation described in Section 9 below and upon compliance with the provisions of this Section 8, a holder of any shares of Preferred Stock shall thereafter have the right, at such holder’s option (except that, with respect to any shares of Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the Trading Day immediately preceding the date fixed for redemption of such shares of Preferred Stock unless the Company shall default in payment due upon redemption thereof), to convert such shares at any time at the conversion rate (the “Conversion Rate”) of 60.606 fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) per share of Preferred Stock, as adjusted in accordance with this Section 8, by surrender of the certificate or certificates representing such share of Preferred Stock so to be converted in the manner provided in Section 8(c). Upon the effectiveness of the amendment of the Certificate of Incorporation described in Section 9 below, the initial “Conversion Price” shall mean approximately $1.65 per share. Prior to the effectiveness of the amendment to the Certificate of Incorporation described in Section 9 below and upon compliance with the provisions of this Section 8, a holder of any shares of Preferred Stock shall have the right, at such holder’s option (except that, with respect to any shares of Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the Trading Day immediately preceding the date fixed for redemption of such shares of Preferred Stock unless the Company shall default in payment due upon redemption thereof), to convert such shares at any time at the Conversion Rate of 31,322 fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) per share of Preferred Stock, as adjusted in accordance with this Section 8, by surrender of the certificate or certificates representing such share of Preferred Stock so to be converted in the manner provided in Section 8(c). Prior to the effectiveness of the amendment of the Certificate of Incorporation described in Section 9 below, the initial “Conversion Price” shall mean approximately $[                    ] per share. A holder of the Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his Preferred Stock to Common Stock, and only to the extent such Preferred Stock is deemed to have been converted to Common Stock under this Section 8.
     (b) In no event the Company may issue shares of Common Stock upon conversion of the Preferred Stock if such issuance would cause the aggregate outstanding shares of Common Stock to exceed the total authorized number of shares of Common Stock.
     (c) In order to exercise the conversion right if a holder’s Preferred Stock is represented by physical certificates, the holder of the Preferred Stock to be converted shall surrender the certificate or certificates (with the notice of conversion (the “Conversion Notice”), the form of which is set forth in Section 17(a), on the reverse of the certificate or certificates duly completed) representing the number of shares to be so converted, duly endorsed, at an office or agency of the Transfer Agent in the Borough of Manhattan, The City of New York, and shall give written notice of conversion to the office or agency that the holder elects to convert such number of shares of Preferred Stock specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be of Common Stock issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 8(h). If a holder’s shares of Preferred Stock are represented by a global Preferred Stock certificate, such holder must comply with the Depositary’s procedures for converting a beneficial interest in such global Preferred Stock, and shall pay any transfer taxes, if required pursuant to Section 8(h). Each such share of Preferred Stock surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.
     As promptly as practicable, but in any event within three (3) Business Days, after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares of Common Stock issuable on conversion are to be issued in a name other than that in which such share of Preferred Stock to be converted is registered (as if such transfer were a transfer of the share of Preferred Stock so converted), to such other person, the certificate or certificates representing the number of shares of Common Stock issuable, or the cash payment to be made, upon the conversion of such share of Preferred Stock or a portion thereof in accordance with the provisions of this Section 8 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 8(d) (which payment, if any, shall be paid no later than three (3) Business Days after satisfaction of the requirements for conversion set forth above).

     Each conversion shall be deemed to have been effected on the date on which the requirements set forth above in this Section 8(c) have been satisfied as to such share of Preferred Stock so converted, and the person in whose name any certificate or certificates for the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which certificate or certificates representing such shares of Preferred Stock shall be surrendered. All shares of Common Stock delivered upon conversion of the Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. If less than the full number of shares of Preferred Stock, evidenced by the surrendered certificate(s), is being converted, the Company shall deliver or cause to be delivered a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate less the number of shares being converted.
     Upon conversion of shares of Preferred Stock (in accordance with the provisions with this Section 8), accrued and unpaid dividends on such shares shall be paid in cash or, at the Company’s election, exchanged for a number of shares of Common Stock equal to the dollar value of such accrued and unpaid dividends divided by the Conversion Price then in effect at the time of such conversion. Such cash or shares, as applicable, shall be delivered in accordance with the second paragraph of this Section 8(c).
     (d) In connection with the conversion of any shares of Preferred Stock, a portion of such shares may be converted; however, no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Preferred Stock. If any fractional share of stock otherwise would be issuable upon the conversion of the Preferred Stock, the Company shall make a payment therefore in cash to the holder of the Preferred Stock based on the current market value of the Common Stock. The current market value of a share of Common Stock shall be the Closing Sale Price on the first Trading Day immediately preceding the day on which the Preferred Stock (or a specified portion thereof) is deemed to have been converted. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.
     (e) The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that any adjustments made to the Conversion Rate prior to the amendments to the Certificate of Incorporation (as described in Section 9) shall also be applied to the Conversion Rate in effect following such amendments as if the latter Conversion Rate were in effect as of the Issue Date:
     (i) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
     CR1 = CR0 x OS1/OS0
     where
CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and

OS0 = the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.
     Any adjustment made pursuant to this paragraph (i) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (ii) If the Company distributes to all holders of Common Stock any rights, warrants or options entitling them, for a period expiring not more than 60 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Closing Sale Price per share of Common Stock on the Business Day immediately preceding the time of announcement of such distribution, the Company shall adjust the conversion rate based on the following formula:
     CR1 = CR0 x (OS0+X)/(OS0+Y)
     where
CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such distribution;
OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such distribution;
X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and
Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the Closing Sale Price per share of Common Stock on the Business Day immediately preceding the time of announcement for the issuance of such rights, warrants or options.
     For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the applicable Closing Sale Price per share of Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors. If any right, warrant or option described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Company shall adjust the new Conversion Rate to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.
     (iii) If the Company distributes shares of its capital stock, evidence of indebtedness, assets or property, other than cash, to all holders of Common Stock, excluding (A) dividends, distributions, rights, warrants or options referred to in paragraph (i) or (ii) above; (B) dividends or distributions paid exclusively in cash; and (C) spin-offs, as described below in this paragraph (iii) then the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 x SP0/(SP0 — FMV)
where
CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such distribution;
SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the Business Day immediately preceding the ex-dividend date for such distribution; and
FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution;
provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Company is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Company are distributed to holders of Common Stock, for each share of Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Company such holder of Preferred Stock would have received had such holder of Preferred Stock owned a number of shares of Common Stock into which such Preferred Stock is then convertible at the conversion rate in effect on the ex-dividend date for such distribution.
     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.
     If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to one of the Company’s subsidiaries or other business unit (a “spin-off”) the Conversion Rate in effect immediately before the 10th Trading Day from and including the effective date of the spin-off shall be adjusted based on the following formula:
CR1 = CR0 x (FMV0+MP0 )/ MP0
where
CR0 = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following, and including, the effective date of the spin-off;
CR1 = the new Conversion Rate in effect immediately on and after the 10th Trading Day immediately following, and including, the effective date of the spin-off;
FMV0 = the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off; and
MP0 = the average of the Closing Sale Prices per share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off.

     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any spin-off, references within this paragraph (iii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the Conversion Date in determining the applicable conversion rate.
     If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new Conversion Rate shall be re-adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (iv) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 × (AC + (SP1 × OS1))/(SP 1 × OS0)
where
CR0 = the Conversion Rate in effect on the day immediately following the date such tender or exchange offer expires;
CR1 = the Conversion Rate in effect on the second day immediately following the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and
SP1 = the Closing Sale Price per share of Common Stock for the Trading Day immediately following the date such tender or exchange offer expires.
     If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made.
     Any adjustment to the Conversion Rate made pursuant to this paragraph (iv) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Company shall re-adjust the new Conversion Rate to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.
     (v) For six (6) months following the Issue Date, if the Company issues any Common Stock at a price that is less than the then current Conversion Price of the Preferred Stock, or any securities convertible into or exchangeable for, directly or indirectly, Common Stock (such securities, “Convertible

Securities”) or any rights, warrants or options to purchase any such Common Stock or Convertible Securities with a conversion price or exercise price that is less than the then current Conversion Price of the Preferred Stock (all such issuances of securities, “Dilutive Issuances”), then the Conversion Price will be reduced concurrently with such issue or sale, according to the following formula:
CP1 = CP0 × (A + B) ÷ (A + C)
where
CP1 = the Conversion Price in effect immediately after such Dilutive Issuances;
CP0 = the conversion price in effect immediately prior to such Dilutive Issuances;
A = the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuances, treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion, exercise or exchange of Convertible Securities outstanding immediately prior to such issue;
B = the number of shares of Common Stock that would have been issued if such Dilutive Issuances had been at a price per share of Common Stock (or equivalent) equal to CP0; and
C = the number of shares of Common Stock issued (or the number of shares of Common Stock issuable upon the exercise of rights, warrants or options to purchase Common Stock or Convertible Securities and/or upon the conversion, exercise or exchange of Convertible Securities, as the case may be) in such Dilutive Issuances.
     Notwithstanding anything to the contrary set forth above with respect to Conversion Price adjustments for Dilutive Issuances, no adjustment will be made to the Conversion Price of the Preferred Stock with regard to:
•	securities issued (other than for cash) in connection with a strategic merger, alliance, joint venture, acquisition, consolidation, licensing or partnering agreement;

•	Common Stock issued in connection with any credit facility obtained by the Company; or

•	Common Stock issued and grants of options to purchase Common Stock pursuant to an employment agreement or arrangement or an equity compensation plan approved by the Board of Directors.
     If the Conversion Price is adjusted as described above, then the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 × CP0/CP1
where
CR0 = the Conversion Rate in effect immediately prior to the Conversion Price adjustment;
CR1 = the Conversion Rate in effect immediately following the Conversion Price adjustment;
CP0 = the Conversion Price in effect immediately prior to such adjustment; and
CP1 = the Conversion Price in effect immediately after such adjustment.
     (vi) If the Company has in effect a rights plan while any shares of Preferred Stock remain outstanding, holders of shares of Preferred Stock shall receive, upon a conversion of such shares in respect of which the Company has elected to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Company’s Board of Directors may adopt have separated from the Common Stock in accordance with the provisions of the rights plan so that holders of shares of Preferred Stock would not be entitled to receive any rights in respect of Common Stock that the Company elects to deliver upon conversion of shares of Preferred Stock, the Company shall adjust the Conversion Rate at the time of separation as if the Company had distributed to all holders of the Company’s capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
     (vii) In no event shall the Conversion Price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.
     (viii) The Company shall not make any adjustment to the Conversion Rate if holders of shares of Preferred Stock are permitted to participate, on an as-converted basis, in the transactions described in paragraphs (i) through (iv), and paragraph (vi) above.
     (ix) The Conversion Rate shall not be adjusted except as specifically set forth in this Section 8. Without limiting the foregoing, the conversion rate shall not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Company’s present or future employee, director, trustee or consultant benefit plans, employee agreements or arrangements or programs; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date; (D) a change in the par value of Common Stock; (E) accumulated and unpaid dividends or distributions on the Preferred Stock, except as otherwise provided in this Certificate of Designations; or (F) the issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Company’s Common Stock or the payment of cash upon repurchase or redemption thereof, except as otherwise provided in this Section 8.
     (x) No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. In addition, the Company will make any carry forward adjustments not otherwise effect (A) on each anniversary of the Issue Date, (B) upon conversion of any shares of Preferred Stock (but only with respect to such converted Preferred Stock) and (C) if the shares of the Preferred Stock are called for redemption. All required calculations shall be made to the nearest cent or 1/10,000th of a share, as the case may be.
     (xi) To the extent permitted by law, the Company may, from time to time, increase the Conversion Rate for a period of at least 20 days if its Board of Directors determines that such an increase would be in Company’s best interests. Any such determination by the Company’s Board of Directors will be conclusive. In addition, the Company may increase the Conversion Rate if its Board of Directors deems it advisable to avoid or diminish any income tax to common stockholders resulting from any distribution of Common Stock or similar event. The Company will give holders of shares of the Preferred Stock at least 15 Business Days’ notice of any increase in the Conversion Rate.
     (xii) Except as described in this Section 8, the Company shall not adjust the Conversion Rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities.
     (xiii) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of the Preferred Stock at his last address appearing on the Company’s stock records, within ten (10) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (xiv) In any case in which this Section 8(e) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Preferred Stock any amount in cash in lieu of any fraction pursuant to Section 8(d).
     (xv) For purposes of this Section 8(e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (f) In the event that the Company shall be a party to any of the following transactions (each, a “Business Combination”): (i) any recapitalization, reclassification or change of shares of Common Stock (other than as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or combination of the Company into any other person, or any consolidation, merger or combination of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, transfer, conveyance or lease to another person of all or substantially all of the property and assets of the Company (other than to one or more of its subsidiaries) or (iv) any statutory share exchange; in each case, as a result of which shareholders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for the Common Stock, then appropriate provision shall be made so that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such Preferred Stock only into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that the holders of the Preferred Stock would have owned or been entitled to receive upon such Business Combination as if such holder of shares of Preferred Stock held a number of shares of Common Stock equal to the Conversion Rate in effect on the effective date for such Business Combination, multiplied by the number of shares of Preferred Stock held by such holder of shares of Preferred Stock. If such Business Combination also constitutes a specified Change in Control (as described in Section 8(m)), such holder of shares of Preferred Stock converting such shares will not receive additional shares if such holder does not convert its shares of Preferred Stock “in connection with” the relevant Change in Control (as described in Section 8(m)). In the event that the Company’s common stockholders have the opportunity to elect the form of consideration to be received in such Business Combination, the Company will make adequate provision whereby the holders of shares of Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of the Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of shares of the Preferred Stock who participate in such determination, shall be subject to any limitations to which all of the Company’s common stockholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by the Company’s common stockholders and (2) two Business Days prior to the anticipated effective date of the Business Combination.
     The Company will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of the Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Transfer Agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, the holders of shares of the Preferred Stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of Preferred Stock to convert such holder’s shares of Preferred Stock into shares of Common Stock prior to the effective date.
     (g) The entity formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company’s shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 8. The above provisions shall similarly apply to successive transactions of the type described in this Section 8(g).
     (h) The issue of stock certificates representing the shares of Common Stock on conversions of the Preferred Stock shall be made without charge to the converting holder of the Preferred Stock for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than the name in which the shares of Preferred Stock with respect to which such shares of Common Stock are issued are registered, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     (i) The Company covenants that all shares of Common Stock which may be delivered upon conversion of shares of Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.
     The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of shares of Preferred Stock not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all outstanding shares of Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Preferred Stock is authorized in all respects.
     The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Preferred Stock.
     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.
     The Company covenants that if any shares of Common Stock to be issued or provided for pursuant to this Certificate hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or provided for pursuant to this Certificate, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.
     (j) In case:
     (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or
     (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Transfer Agent and to be mailed to each holder of the Preferred Stock at his address appearing on the Company’s stock records, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     (k) If a Fundamental Change (as defined below) occurs on or prior to November 15, 2019, each holder of shares of the Preferred Stock will have the right to require the Company to repurchase for cash all, or a specified whole number, of such holder’s shares of Preferred Stock (the “Fundamental Change Repurchase Right”) on the date specified by the Company that is not later than 15 days after the date the Company gives notice of the consummation of the Fundamental Change (the “Fundamental Change Repurchase Date”), at a repurchase price equal to (i) 110% of the sum of the initial liquidation preference per share plus accrued and unpaid dividends to but excluding the Fundamental Change Repurchase Date in the event the Fundamental Change occurs prior to November 15, 2014, and (ii) 100% of the sum of the initial liquidation preference per share plus accrued and unpaid dividends to but excluding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date is after a Dividend Payment Record Date but on or prior to a Dividend Payment Date, however, then 110% of the dividend payable on such date will be paid to the holder of record of the Preferred Stock at the close of business on the relevant record date.
     The Company will give notice by mail or by publication (with subsequent prompt notice by mail) to holders of the Preferred Stock and will post such notice with DTC and provide a copy of such notice to the Transfer Agent of the anticipated effective date of any proposed Fundamental Change which will occur on or prior to November 15, 2019. The Company must make this mailing or publication at least 15 days before the anticipated effective date of the Fundamental Change. In addition, no later than the third Business Day after the completion of such Fundamental Change, the Company must make an additional notice announcing such completion.
     The term “Fundamental Change” generally will be deemed to occur upon a Change in Control or a termination of trading prior to November 15, 2019. A “Change in Control” will be deemed to have occurred when:
(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Company’s Voting Stock (as defined below) (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity); or

(2)	(A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Company’s Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity), and (B) a termination of trading shall have occurred; or

(3)	the Company’s consolidation or merger with or into any other person, any merger of another person into the Company, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Company’s assets and the assets of the Company’s subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) shall have occurred, other than:
A.	any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock, and (b) pursuant to which holders of the Company’s capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

B.	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
(4)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose nomination, election or appointment by such board or whose nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, nomination or appointment was previously so approved) cease for any reason to constitute 50% or more of the Board of Directors then in office; or

(5)	the Company’s stockholders shall have approved any plan of liquidation or dissolution.
     “Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.
     A “termination of trading” will be deemed to have occurred if Common Stock is not listed for trading on a U.S. national securities exchange or market, including, but not limited to, the over-the-counter market or bulletin board.

     “Voting Stock” of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.
(l) (i) A holder of Preferred Stock that has elected to convert such shares rather than require the Company to repurchase such shares pursuant to the Fundamental Change Repurchase Right shall not be able to exercise the Fundamental Change Repurchase Right.
     (ii) Within 15 days after the occurrence of a Fundamental Change, the Company shall provide to the holders of Preferred Stock and the Company’s Transfer Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state (a) the events constituting the Fundamental Change; (b) the date of the Fundamental Change; (c) the last date on which the holders of Preferred Stock may exercise the Fundamental Change Repurchase Right; (d) the Fundamental Change Repurchase Date; (e) that Preferred Stock as to which the Fundamental Change Repurchase Right has been exercised will be repurchased only if the notice of exercise of the Fundamental Change Repurchase Right has not been properly withdrawn; and (f) the procedures that the holders of Preferred Stock must follow to exercise the Fundamental Change Repurchase Right.
     (iii) The Company shall also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Company provides such notice to the holders of Preferred Stock.
     (iv) The Fundamental Change Repurchase Date shall be a date no less than 20 days nor more than 35 days after the date on which the Company gives the notice described in Section 8(l)(ii). To exercise the Fundamental Change Repurchase Right, the holder of Preferred Stock shall deliver, on or before the close of business on the Fundamental Change Repurchase Date, the Preferred Stock to be repurchased, duly endorsed for transfer, together with a completed written repurchase notice completed, to the Company’s transfer agent. The repurchase notice shall state (a) the relevant Fundamental Change Repurchase Date; (b) the number of shares of Preferred Stock to be repurchased; and (c) that the Preferred Stock is to be repurchased pursuant to the applicable provisions of the Preferred Stock. Notwithstanding the foregoing, if the Preferred Stock is held in global form, the repurchase notice shall comply with applicable DTC procedures.
     (v) Holders of Preferred Stock may withdraw any notice of exercise of their Fundamental Change Repurchase Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal shall state (a) the number of withdrawn shares of Preferred Stock; (b) if certificated shares of Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Preferred Stock; and (c) the number of shares of the Preferred Stock, if any, which remain subject to the repurchase notice. Notwithstanding the foregoing, if the Preferred Stock is held in global form, the notice of withdrawal shall comply with applicable DTC procedures.
     (vi) Preferred Stock as to which the Fundamental Change Repurchase Right has been properly exercised and for which the repurchase notice has not been properly withdrawn shall be repurchased in accordance with the Fundamental Change Repurchase Right on the Fundamental Change Repurchase Date.
     (vii) Payment of the applicable Fundamental Change Repurchase Price is conditioned upon delivery of the certificate or certificates for the Preferred Stock to be repurchased. If less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being repurchased, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being repurchased, will be issued promptly to the holder.

     (m) If a Change in Control described in the clauses (2) or (3) of the definition of Change in Control set forth above occurs prior to November 15, 2014, the Company will increase the conversion rate, to the extent described below, by a number of additional shares if a holder elects to convert shares of Preferred Stock in connection with any such transaction by increasing the Conversion Rate applicable to such shares if and as required below; provided, however, that the Company will not adjust the conversion rate if a Change in Control described in clause (3) of the definition of Change in Control occurs and 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or approved for trading on a Nasdaq market and, as a result of such transaction or transactions, the Preferred Stock becomes convertible solely into such common stock and other consideration payable in such transaction or transactions.
     A conversion of shares of Preferred Stock by a holder will be deemed for these purposes to be “in connection with” a Change in Control if the holder’s written conversion notice is received by the Company at the Company’s principal office or by the Transfer Agent on or subsequent to the date 10 Trading Days prior to the date announced by the Company as the anticipated effective date of the Change in Control but before the close of business on the Business Day immediately preceding the related date on which the Change in Control becomes effective (the “effective date”). Any adjustment to the conversion rate will have the effect of increasing the amount of any cash, securities or other assets otherwise due to holders of shares of Preferred Stock upon conversion.
     Any increase in the applicable Conversion Rate will be determined by reference to the table below and is based on the Change in Control effective date and the price (the “stock price”) paid per share of Common Stock in the transaction constituting the Change in Control. If holders of Common Stock receive only cash in the transaction, the stock price shall be the cash amount paid per share of Common Stock. Otherwise, the stock price shall be equal to the average Closing Sale Price per share of Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the effective date.
     The following table sets forth the additional number of shares, if any, of Common Stock issuable upon conversion of each share of Preferred Stock in connection with such a Change in Control, as specified above.
Additional Shares Upon a Change in Control

	Effective Date
Stock Price on	November 1,	November 1,	November 1,	November 1,	November 1,	November 1,
Effective Date	2009	2010	2011	2012	2013	2014
$1.50	11.112	10.365	9.477	8.589	7.701	6.813
$2.00	7.284	6.768	5.686	4.604	3.522	2.440
$2.50	5.093	4.722	3.571	2.420	1.268	0.117
$3.00	3.700	3.426	2.570	1.713	0.857	0.000
$3.50	2.755	2.547	1.910	1.274	0.637	0.000
$4.00	2.083	1.923	1.442	0.962	0.481	0.000
$4.50	1.586	1.462	1.097	0.731	0.366	0.000
$5.00	1.213	1.118	0.839	0.559	0.280	0.000

The actual stock price and effective date may not be set forth in the foregoing table, in which case:
•	If the actual stock price on the effective date is between two stock prices in the table or the actual effective date is between two effective dates in the table, the amount of the Conversion Rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for such two stock prices or such two effective dates on the table based on a 360-day year, as applicable.

•	If the stock price on the effective date equals or exceeds $5.00 per share (subject to adjustment as described below), no adjustment in the applicable Conversion Rate will be made.

•	If the stock price on the effective date is less than $1.50 per share (subject to adjustment as described below), no adjustment in the applicable Conversion Rate will be made.
     The stock prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of shares of Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Conversion Rate adjustment amounts set forth in the table above will be adjusted in the same manner as the Conversion Rate other than by operation of an adjustment to the Conversion Rate by virtue of the adjustment to the conversion rate as described above.
     The additional shares, if any, or any cash delivered to satisfy the Company’s obligations to holders that convert their shares of Preferred Stock in connection with a Change in Control will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the Change in Control transaction.
     Notwithstanding the foregoing, in no event will the Conversion Rate exceed [___] shares of Common Stock per share of Preferred Stock solely as a result of the application of this Section 8(m), which maximum amount is subject to adjustments in the same manner as the Conversion Rate as set forth elsewhere in this Section 8.
     9. Amendments to the Certificate of Incorporation.
     (a) The Company hereby agrees that, as promptly as practicable after the Issue Date (but in no event later than 120 days after such date), it will seek the approval of stockholders holding at least a majority of the shares of the Company’s Common Stock (including the Common Stock issuable upon conversion of the Preferred Stock) and the Common Stock voting separately as a class to amend the Certificate of Incorporation in order to (i) increase the Company’s authorized capital stock to 220,000,000 shares of capital stock, 200,000,000 of such shares being Common Stock, par value $0.01 per share and 20,000,000 of such shares being preferred stock, par value $0.01 per share, issuable in one or more series or classes, and (ii) increase the size of the Board of Directors to provide for an adequate number of directors to permit the election of the Preferred Directors in the event that the Company is in arrears with respect to the Preferred Stock for six or more quarters to provide for the Preferred Directors. If the amendments to the Certificate of Incorporation are approved, subject to certain limitations, if dividends on the Preferred Stock are in arrears for six or more quarters, whether or not consecutive, holders representing a majority of shares of the Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) shall be entitled to nominate and vote for the election of two additional directors to serve on the Board of Directors, until all unpaid dividends with respect to the Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment.
     (b) If the amendments to the Certificate of Incorporation have not been approved by the Company’s stockholders and become effective by the 120-day anniversary of the Issue Date (the “stockholder approval failure date”), then the annual dividend rate will increase by two percent (2%) per annum of the initial liquidation preference per share of Preferred Stock until such time as the amendments to the Certificate of Incorporation are approved and become effective. Holders of Preferred Stock who do not approve such amendments to the Certificate of Incorporation shall automatically be deemed to have exchanged all of their shares of Preferred Stock for a like number of shares of Replacement Preferred Stock.
     In addition, if an amendment is not effective prior to 120 days after the Issue Date, holders of Preferred Stock may require the Company to repurchase all, or a specified whole number, of share of their Preferred Stock at a repurchase price equal to 110% of the sum of (i) the initial liquidation preference plus (ii) accumulated but unpaid dividends to but excluding the stockholder approval failure date (the “stockholder approval failure repurchase right”). The Company will give notice by mail or by publication (with subsequent prompt notice by mail) to holders of Preferred Stock and will post such notice with DTC and provide a copy of such notice to the Transfer Agent of the stockholder approval failure date.
     A holder of Preferred Stock that has elected to convert its shares of Preferred Stock rather than require the Company to repurchase its shares of Preferred Stock pursuant to the stockholder approval failure date will not be able to exercise the stockholder approval failure repurchase right.
     A holder of Preferred Stock who does not approve of the amendments to the Certificate of Incorporation described in this Section 9 shall automatically be deemed to have exchanged all of their shares of Preferred Stock for a like number of shares of Replacement Preferred Stock.
     Within 15 days after the occurrence of the stockholder approval failure date, the Company will provide to the holders of Preferred Stock and the Transfer Agent a notice of the occurrence of the stockholder approval failure date and the resulting repurchase offer. Such notice will state:
•	the events constituting the stockholder approval failure;

•	the date of the stockholder approval failure;

•	the last date on which the holders of Preferred Stock may exercise the stockholder approval failure repurchase right;

•	the stockholder approval failure repurchase date;

•	the name and address of the paying agent and the repurchase agent;

•	that Preferred Stock as to which the stockholder approval failure repurchase right has been exercised will be repurchased only if the notice of exercise of the stockholder approval failure repurchase right has not been properly withdrawn; and

•	the procedures that the holders of Preferred Stock must follow to exercise the stockholder approval failure repurchase right.
     The Company will also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Company provides such notice to the holders of Preferred Stock.
     The stockholder approval failure repurchase date will be a date not less than 20 days nor more than 35 days after the date on which the Company gives the above notice. To exercise the stockholder approval failure repurchase right, each holder of Preferred Stock must deliver, on or before the close of business on the stockholder approval failure repurchase date, the Preferred Stock to be repurchased, duly endorsed for transfer, together with a completed written stockholder approval failure notice, to the Transfer Agent. The stockholder approval failure notice will state:
•	the relevant stockholder approval failure repurchase date;

•	the number of shares of Preferred Stock to be repurchased;

•	evidence that the shares tendered for repurchase were voted to approve the Certificate of Incorporation; and

•	that the Preferred Stock is to be repurchased pursuant to the applicable provisions of the Preferred Stock.
     If the Preferred Stock is held in global form, the repurchase notice must comply with applicable DTC procedures.
     Holders of Preferred Stock may withdraw any notice of exercise of their stockholder approval failure repurchase right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the Business Day prior to the stockholder approval failure repurchase date. The notice of withdrawal must state:
•	the number of withdrawn shares of Preferred Stock;

•	if certificated shares of Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Preferred Stock; and

•	the number of shares of Preferred Stock, if any, which remain subject to the repurchase notice.
     If the Preferred Stock is held in global form, the notice of withdrawal must comply with applicable DTC procedures.
     Preferred stock as to which the stockholder approval failure repurchase right has been properly exercised and for which the repurchase notice has not been properly withdrawn will be repurchased in accordance with the stockholder approval failure repurchase right on the stockholder approval failure repurchase date. Payment of the stockholder approval failure repurchase price is conditioned upon delivery of the certificate or certificates for the Preferred Stock to be repurchased. If less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being repurchased, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being repurchased, will be issued promptly to the holder.
     (c) The Company hereby agrees that, until the stockholders have approved the amendments to the Certificate of Incorporation described above and such amendments have become effective, it will not enter into any agreement, including agreements relating to the Company’s indebtedness or any future series of preferred stock, that would restrict or prevent the Company’s ability to pay cash upon any exercise of the stockholder approval failure repurchase right.
     10. Ranking.
     The Preferred Stock will rank, with respect to distribution rights and rights upon the Company’s liquidation, winding-up or dissolution:
(a)	junior to all of the Company’s existing and future debt obligations, including convertible or exchangeable debt securities;

(b)	senior to the Company’s Common Stock and to any other of the Company’s equity securities that by their terms rank junior to the Preferred Stock with respect to distribution rights or payments upon the Company’s liquidation, winding-up or dissolution;

(c)	on a parity with other series of the Company’s preferred stock or other equity securities that the Company may later authorize and that by their terms are on a parity with the Preferred Stock (“Parity Preferred”); and

(d)	junior to any equity securities that the Company may later authorize and that by their terms rank senior to the Preferred Stock.
     While any shares of Preferred Stock are outstanding, the Company may not authorize or issue any equity securities that rank senior to the Preferred Stock without the affirmative vote of holders representing at least a majority of the outstanding Preferred Stock. In addition, so long as 25% of the shares of Preferred Stock issued on the Issue Date are outstanding, the Company may not authorize or issue any equity securities that rank on a parity with the Preferred Stock without         .the affirmative vote of holders representing at least a majority of the outstanding Preferred Stock.
     11. Maturity. The Preferred Stock has no maturity date and the Company is not required to redeem the Preferred Stock at any time, subject to Sections 8(k) and 9(b). Accordingly, the Preferred Stock will remain outstanding indefinitely, subject to Sections 8(k) and 9(b), unless a holder of shares of the Preferred Stock decides to convert such shares or to cause the Company to repurchase such shares in connection with certain Change in Control events or the failure to obtain the stockholder approval of the amendments described in Section 9 above, or the Company decides to redeem such shares, each in accordance with the terms set forth herein.
     12. Voting Rights.
     (a) Holders of the Preferred Stock shall vote on an “as if” converted basis with holders of Common Stock as a single class on all matters subject to a vote by the holders of Common Stock, except as provided under Delaware law.
     (b) Subject to amending the Certificate of Incorporation as described in Section 9, whenever dividends on any shares of Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarters (a “Preferred Dividend Default”), the holders representing a majority of outstanding shares of Preferred Stock (voting together as a single class with all other classes or series of Parity Preferred), shall be entitled to nominate and vote for the election (“Preferred Director Voting Rights”) of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Preferred Stock and Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment; provided that the election of any such directors will not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors will, at no time, include more than two Preferred Directors. In such case, the entire Board of Directors will be increased by two directors.
     (c) The Preferred Directors will be elected by holders representing a majority of shares of Preferred Stock for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualifies or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with Section 12(d) below if the request is received more than 75 days before the date fixed for the Company’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 75 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.
     (d) At any time when such Preferred Director Voting Rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 15% of the outstanding shares of Preferred Stock and Parity Preferred, a special meeting of the holders of Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 75 days after the date such notice is given. The record date for determining holders of the Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Preferred Stock and Parity Preferred, by majority vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $100.00 of liquidation preference to which such Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.
     (e) If and when all accumulated dividends on such Preferred Stock and all classes or series of Parity Preferred for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall immediately terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Preferred Stock and the Parity Preferred entitled to vote thereon when they have the Preferred Director Voting Rights set forth in Section 12(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred); provided that the filling of each vacancy will not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Each of the Preferred Directors shall be entitled to one vote on any matter.
     (f) So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of holders representing at least a majority of the outstanding shares of Preferred Stock voting as a separate class will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation or the terms of the Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, holders of the Preferred Stock will not have any voting rights with respect to the events described in (ii) above, if such holders receive the greater of (i) the full trading price of the Preferred Stock on the date of an Event set forth in (ii) above or (ii) 110% of the sum of the initial liquidation preference per share of the Preferred Stock plus accrued and unpaid dividends thereon pursuant to the occurrence of any of the Events set forth in (ii) above.

So long as 25% of the shares of the Preferred Stock issued on the Issue Date remain outstanding, the Company will not, without the consent or the affirmative vote of holders representing at least a majority of the outstanding shares of Preferred Stock voting as a separate class, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking on a parity with such Preferred Stock with respect to payment of dividends, or the distribution of assets upon the liquidation, winding-up or dissolution of the Company’s affairs, or reclassify any of the Company’s authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares.
     (g) Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, the Company may amend, alter, supplement, or repeal any terms of the Preferred Stock for the following purposes:
•	to cure any ambiguity, or to cure, correct, or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective, or inconsistent, so long as such change does not adversely affect the rights of any holder of Preferred Stock, or

•	to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations, so long as such change does not adversely affect the rights of any holder of Preferred Stock.
     (h) The foregoing voting provisions of this Section 12 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.
     (i) In any matter in which the Preferred Stock may vote (as expressly provided herein), each share of Preferred Stock shall be entitled to one vote per $100.00 of liquidation preference. Where the holders of the Preferred Stock are entitled to vote as a class with holders of any other class or series of preferred stock having similar voting rights that are exercisable, each class or series shall have the number of votes proportionate to the aggregate liquidation preference of its outstanding shares.
     13. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
     14. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 8(c) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this resolution) with postage prepaid, addressed, if to the Company, to its offices at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 (Attention: Corporate Secretary) or to an agent of the Company designated as permitted by this certificate, or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the Company’s stock records or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.
     15. Global Preferred Stock; Certificates. So long as the shares of Preferred Stock are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all shares of Preferred Stock that are so eligible may be represented by a Preferred Stock certificate in global form (the “Global Certificate”) registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in the Global Certificate shall be effected through the Depositary in accordance with this Certificate and the procedures of the Depositary therefor.

     The shares of Preferred Stock will initially be represented by one or more Global Certificates, except that shares of Preferred Stock that will initially be issued to certain accredited investors that are not qualified institutional buyers within the meaning of Rule 144A under the Securities Act will be issued in certificated form.
     Transfers of interests in a Global Certificate will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Certificate as set forth on the face of the Global Certificate to reflect any such transfers.
     Except as otherwise provided for in this Section 15, beneficial owners of an interest in a Global Certificate shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Certificates.
     Notwithstanding any other provisions of this Certificate (other than the provisions set forth in this Section 15), a Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Certificates. Initially, the Global Certificate shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with a custodian for Cede & Co.
     If at any time the Depositary for a Global Certificate notifies the Company that it is unwilling or unable to continue as Depositary for such Global Certificate, the Company may appoint a successor Depositary with respect to such Global Certificate. If a successor Depositary for the Preferred Stock is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Transfer Agent will authenticate and deliver, Preferred Stock in certificated form, in an aggregate principal amount equal to the principal amount of the Global Certificate, in exchange for such Global Certificate.
     Preferred Stock in definitive form issued in exchange for all or a part of a Global Certificate pursuant to this Section 15 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. Upon execution and authentication, the Transfer Agent shall deliver such Preferred Stock in certificated form to the Persons in whose names such Preferred Stock in definitive form are so registered.
     At such time as all interests in a Global Certificate have been redeemed, converted, exchanged, repurchased or canceled for Preferred Stock in definitive form, or transferred to a transferee who receives Preferred Stock in definitive form, such Global Certificate shall be, upon receipt thereof, canceled by the Transfer Agent in accordance with standing procedures and instructions existing between the custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Certificate is exchanged for Preferred Stock in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Global Certificate, the principal amount of such Global Certificate shall, in accordance with the standing procedures and instructions existing between the custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Certificate, by the Transfer Agent or the custodian, at the direction of the Transfer Agent, to reflect such reduction or increase.
     16. Legends.
     (a) Except as otherwise permitted by this Section 16, (i) each Preferred Stock certificate (including each Preferred Stock certificate issued upon the transfer of any shares of Preferred Stock) and (ii) each Common Stock certificate issued upon the conversion of any Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF (A) THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), OR (C) IT IS AN INDIVIDUAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) (4), (5) OR (6) UNDER THE SECURITIES ACT; (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, BEFORE THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO GRUBB & ELLIS COMPANY (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
     (b) The restrictions imposed on the transferability of restricted Preferred Stock set forth in the legend in Section 16(a) shall cease and terminate as to any particular shares of Preferred Stock (i) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act, (ii) when such securities are sold pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act, or (iii) when such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder, including, without limitation, when such securities are eligible for resale under Rule 144 without volume or manner of sale requirements and without current public information requirements. Whenever such restrictions shall cease and terminate as to any shares of Preferred Stock, the holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth in this Section 16.

     17. Form of Notice of Conversion; Form of Assignment.
     (a) The following is the form of Conversion Notice to be set forth on the reverse of the Preferred Stock certificate:

[FORM OF CONVERSION NOTICE]
CONVERSION NOTICE

To:

The undersigned registered owner of the Preferred Stock hereby irrevocably exercises the option to convert the Preferred Stock, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Certificate of Designations, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Preferred Stock representing any unconverted amount of shares hereof, as well as any cash or shares of Common Stock representing accrued and unpaid dividends on the shares of Preferred Stock being converted, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:

Signature(s)

Signature Guarantee	Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.
Fill in for registration of shares if to be issued, and Preferred Stock if to be delivered, other than to and in the name of the registered holder:

Number of Shares to be
converted (if less than all):
Name

Street Address	Social Security or other
Taxpayer Identification Number

City, State and Zip Code

     (b) The following is the form of Assignment to be set forth on the reverse of the Preferred Stock certificate:
[FORM OF ASSIGNMENT]
ASSIGNMENT
     For value received,                                          hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

the Preferred Stock, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Preferred Stock on the books of the Company with full power of substitution in the premises.
Unless the appropriate box below is checked, the undersigned confirms that such Preferred Stock is not being transferred to the Company or an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).
☐	The transferee is an Affiliate of the Company

☐	The transferee is the Company

Date:

Signature(s)

Signature Guarantee	Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Preferred Stock in every particular without alteration or enlargement or any change whatever.
SECOND: This Certificate of Designations does not provide for an exchange, reclassification or cancellation of issued shares.
THIRD: The date of adoption of this Certificate of Designations was [                ], 2009.
FOURTH: This Certificate of Designations was duly adopted by the Board of Directors of the Company.
FIFTH: No stockholder action was required.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this [                    ] day of [                                        ], 2009.

GRUBB & ELLIS COMPANY

By:
Name: Richard W. Pehlke
Title: Chief Financial Officer